EXHIBIT 5.1

      Re:   Registration Statement on Form S-8

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration for public sale of up to 194,113 shares of common stock of Inter Parfums, Inc ("Common Stock") issuable upon the exercise of stock options granted under the Company's employee stock option plans and non-employee director stock option plans.

      In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Certificate of Incorporation, as amended, and Bylaws of the Company; (b) resolutions of the Board of Directors and shareholders of the Company authorizing the adoption of such stock option plans; (c) the Registration Statement and the exhibits thereto; and (d) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals of certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

      Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock, when issued in accordance with the Company's stock option plans referred to above and certain stock option agreements pursuant thereto, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Becker & Poliakoff, P.A

                                         Becker & Poliakoff, P.A.


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